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                                                                    EXHIBIT 24.2


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark K. Leavitt and David C. Moffenbeier his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any amendments (whether pre-effective or post-effective) to this registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each of said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Signature                     Title             Date
         ---------                     -----             ----

         NEAL MOSZKOWSKI               Director          September 17, 1999
         -------------------------
         Neal Moszkowski